TRADING DATA

Item 5(c) of Amendment No. 4 to the Schedule 13D is incorporated herein by reference. Together with Item 5(c) of Amendment No. 4 to the Schedule 13D, the following table sets forth all transactions in the Common Stock of the Issuer effected in the last sixty days by the Sachem Head Funds. Except as otherwise noted below, all such transactions were purchases or sales of shares of Common Stock effected in the open market, and the table excludes commissions paid in per share prices.

Name	Trade Date	Buy/Sell	No. of Shares/ Quantity	Unit Cost/ Proceeds	Security	Strike Price ($)	Expiration Date
SH Sagamore Master VIII Ltd.	12/15/2021	Buy	700,000	31.8100	Common Stock	N/A	N/A
SH Sagamore Master VIII Ltd.	12/16/2021	Buy	418,870	32.3770	Common Stock	N/A	N/A
Sachem Head LP	1/3/2022	Buy	145,824	34.8300	Common Stock*	N/A	N/A
Sachem Head LP	1/3/2022	Buy	400	5.8300	OTC Call Option*	40.00	12/15/2023
Sachem Head LP	1/3/2022	Buy	1,300	3.4300	OTC Call Option*	50.00	12/15/2023
Sachem Head LP	1/26/2022	Sell	82,637	35.3840	Common Stock	N/A	N/A
Sachem Head LP	1/27/2022	Sell	44,073	35.2620	Common Stock	N/A	N/A
Sachem Head LP	1/31/2022	Sell	314,018	35.1180	Common Stock	N/A	N/A
Sachem Head LP	2/1/2022	Buy	7,355	35.2600	Common Stock*	N/A	N/A
Sachem Head LP	2/1/2022	Sell	165,485	36.1360	Common Stock	N/A	N/A
Sachem Head LP	2/1/2022	Buy	100	3.6900	OTC Call Option*	50.00	12/15/2023
Sachem Head LP	2/11/2022	Buy	45,510	38.4340	Common Stock	N/A	N/A
Sachem Head Master LP	1/3/2022	Sell	145,824	34.8300	Common Stock*	N/A	N/A
Sachem Head Master LP	1/3/2022	Sell	400	5.8300	OTC Call Option*	40.00	12/15/2023
Sachem Head Master LP	1/3/2022	Sell	1,300	3.4300	OTC Call Option*	50.00	12/15/2023
Sachem Head Master LP	1/26/2022	Sell	53,727	35.3840	Common Stock	N/A	N/A
Sachem Head Master LP	1/27/2022	Sell	28,654	35.2620	Common Stock	N/A	N/A
Sachem Head Master LP	1/31/2022	Sell	204,164	35.1180	Common Stock	N/A	N/A
Sachem Head Master LP	2/1/2022	Sell	7,355	35.2600	Common Stock*	N/A	N/A
Sachem Head Master LP	2/1/2022	Sell	107,242	36.1360	Common Stock	N/A	N/A
Sachem Head Master LP	2/1/2022	Sell	100	3.6900	OTC Call Option*	50.00	12/15/2023
Sachem Head Master LP	2/11/2022	Buy	29,490	38.4340	Common Stock	N/A	N/A
SH Stony Creek Master Ltd.	1/26/2022	Sell	13,636	35.3840	Common Stock	N/A	N/A
SH Stony Creek Master Ltd.	1/27/2022	Sell	7,273	35.2620	Common Stock	N/A	N/A
SH Stony Creek Master Ltd.	1/31/2022	Sell	51,818	35.1180	Common Stock	N/A	N/A
SH Stony Creek Master Ltd.	2/1/2022	Sell	27,273	36.1360	Common Stock	N/A	N/A

* Trade represents a rebalancing transaction.